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                                                                     Exhibit 5.4

           [BIRCH, DE JONGH, HINDELS & HALL LETTERHEAD APPEARS HERE]

                                           August 10, 1998


IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL 60160

          Re:  IMPAC Group, Inc.-Registration of
               $100,000,000 Aggregate Principal Amount of
               10 1/8% Senior Notes Due
               2008, Series B on Form S-4

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March 27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC Group, Inc. (the "Company"), together with guarantees thereof (the "New Gurantees") by AGI Incorporated, Klearfold, Inc., KF-International, Inc. ("International") and KF-Delaware, Inc. (the "Guarantors").

     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus included in the Registration Statement.


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Birch, de Jongh, Hindels & Hall
IMPAC Group, Inc.
August 10, 1998
Page 2

     We have acted as counsel to International in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfactions, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matter of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of International, and we have assumed, without independent inquiry, the accuracy of those representations.

     This opinion is limited to the internal substantive laws of the U.S. Virgin Islands as applied by courts located in the U.S. Virgin Islands. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance with, any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. International is a corporation validly existing under the laws of the U.S. Virgin Islands and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2. the Indenture has been duly authorized and validly executed and delivered by International; and


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Birch, de Jongh, Hindels & Hall
IMPAC Group, Inc.
August 10, 1998
Page 3


     3.  the New Guarantees have been duly authorized by International.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and, if required, to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                           Very truly yours,

                                           BIRCH, DE JONGH, HINDELS & HALL


                                           /s/ James H. Hindels
                                           By:  James H. Hindels, a Partner


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   [LETTERHEAD OF THE GOVERNMENT OF THE VIRGIN ISLANDS OF THE UNITED STATES]


                                           August 5, 1998


                        CERTIFICATION OF GOOD STANDING
                        ------------------------------


     This is to certify that the corporation known as

                           KF - INTERNATIONAL, INC.

filed Articles of Incorporation in the Office of the Lieutenant Governor on March 21, 1994 that a Certificate of Incorporation was issued by the Lieutenant Governor on May 31, 1994 authorizing the said corporation to conduct business in the Virgin Islands and the corporation is considered to be in good standing.

                                               /s/ Lorna F. Webster
                                               Lorna F. Webster
                                               Director, Division of Corporation
                                               and Trademark

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